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                                                                   EXHIBIT 10(m)

AMENDMENT TO ADVISORY AND OCCUPANCY SERVICES AGREEMENT (the "Amendment") is made and entered into on April 19, 2004, by and between Associated Business Group, Inc., a Nevada corporation with an office at 7225 Bermuda Road, Suite C, Las Vegas, Nevada 89119 ("ABG") and e-Smart Technologies, Inc., a Nevada corporation with an office at 7225 Bermuda Road, Suite C, Las Vegas, Nevada 89119 (the "Company"). The Company and ABG are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

WHEREAS, the Company and ABG are the Parties to an Advisory and Occupancy Services Agreement dated May 29, 2003 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement to include the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, and the other good and valuable consideration hereinafter set forth, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties agree as follows:


     1. AMENDMENT TO THE AGREEMENT. The Parties hereby amend the Agreement as follows:

          A. Paragraphs 1 through 5 of the Agreement are hereby deleted in their entirety and the following Paragraphs are hereby substituted in their place and stead:

               "1. Engagement. The Company hereby engages and retains ABG to perform and supply the Services (as that term is hereinafter defined in Section
3) on behalf of the Company; and ABG hereby accepts such appointment and agrees to perform and render the Services for and on behalf of the Company on the terms and subject to the conditions hereinafter set forth.

               2. Term and Termination. This Amendment commences on May 1, 2004, and shall continue in full force and effect until April 30, 2005 unless sooner terminated in accordance with the provisions hereof (the "Term"). This Amendment may be terminated at any time upon written agreement between the Parties or by either Party upon 90 days prior written notice, provided, however, that any termination notice by the Company shall be accompanied by the payment of any outstanding Fees (hereinafter defined) and an amount equal to all Fees that shall, in the ordinary course of the Amendment, become due and payable by the Company during the period after delivery of such notice and the effective date of termination specified therein.


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               3.   Description of the Services. During the Term, ABG shall
supervise and attend to the needs of the Company's Las Vegas office and shall perform such other administrative services as shall be assigned to it by the Company. The foregoing are collectively referred to as the "Services". It is understood and agreed that in performing the Services ABG may offer recommendations, but all decisions made in connection with the implementation of such recommendations shall be the sole responsibility of, and shall be made and implemented by the Company's executives and its Board of Directors.

               4.   Performance of the Services. Deleted.

               5. Compensation. As compensation for the Services, the Company hereby agrees to pay to ABG an administrative service fee of $1,500 per month (the "Monthly Fee"). This fee shall cover payment for all services provided by ABG up to a maximum of ten (10) hours per month of services. The Monthly Fee shall be payable on the 1st day of each month. Accordingly, the Monthly Fee shall commence on May 1, 2004. It is expressly agreed and understood that the Monthly Fee does not include any expenses that ABG may be asked to incur on behalf of the Company up to a credit limit established from time to time by ABG. ABG shall seek pre-approval from the Company for any such expenses in excess of $100. Any and all expenses will be invoiced by ABG to the Company as incurred and will be due and payable upon receipt. If services by ABG in excess of ten
(10) hours per month are required by the Company, the Parties will agree on the appropriate compensation at the time and before any such extra work is performed."

     2. CONFIRMATION OF THE AGREEMENT. Except as herein modified, the Parties hereby reconfirm the validity and enforceability of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by the undersigned duly authorized respective officers, effective as of the day and year first set forth above.

Associated Business Group, Inc.

By: /s/ Jerry Drizin
    --------------------------------
      Jerry Drizin, President


e-Smart Technologies, Inc.

By: /s/ Mary A. Grace
    --------------------------------
      Mary A. Grace, President